Exhibit 99.3
Investor Relations Update
April 22, 2021
General Overview

●	Capacity - The Company expects its second quarter capacity to be down approximately 20% to 25% versus the second quarter 2019.

●	Revenue - The Company expects its second quarter total revenue to be down approximately 40% versus the second quarter 2019.

●	CASM[1] - The Company expects its second quarter total cost per available seat mile (CASM) excluding fuel and net special items[2] to be up between 13% and 17% versus the second quarter 2019.

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Fuel - Based on the April 21, 2021 forward curve, the Company expects to pay an average of between $1.84 and $1.89 per gallon of total jet fuel (including taxes) in the second quarter. The Company also expects to consume approximately 873 million gallons of jet fuel based on its current capacity plans.

●
Liquidity - As of March 31, 2021, the Company had approximately $17.3 billion in total available liquidity. The Company’s total liquidity is comprised of unrestricted cash and investments of $14.0 billion and $3.3 billion of aggregate undrawn revolver capacity and other undrawn facilities. The Company also had a restricted cash position of $806 million. Based on current projections, the Company expects to end the second quarter with approximately $19.5 billion in total available liquidity.

●
Capital Expenditures - The Company expects to have a net capex inflow of $0.1 billion in 2021 driven by $1 billion of cash inflows for aircraft capex and associated financing primarily due to the return of certain pre-delivery payments, offset in part by $0.9 billion in non-aircraft capex outflows.

●	Non-operating Expense - The Company expects its total non-operating expense to be approximately $385 million in the second quarter.

●	Taxes - The Company expects to record an income tax benefit at an effective rate of approximately 22% in the second quarter.

●	Shares outstanding - The Company currently expects its basic and diluted shares outstanding[3] for the second quarter to be approximately 634.7 million for financial reporting purposes.

●	Pre-tax margin - Based on the assumptions outlined above, the Company presently expects its second quarter pre-tax margin excluding net special items to be approximately -27% to -30%[2].
Notes:

1.	All CASM guidance excludes the impact of fuel and net special items.
2.	The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.
3.	Shares outstanding assumes no additional shares issued through the Company’s existing at the market share issuance authorization or otherwise.
Please refer to the footnotes and the forward looking statements page of this document for additional information

Financial Update
April 22, 2021

2Q21 Guidance[1,2]

Total revenue	~ -40% (vs 2Q19)

Available seat miles (ASMs) (bil)	~ -20% to -25% (vs 2Q19) to ~55.6 bil ASMs

CASM excluding fuel and net special items	~ +13% to +17% (vs 2Q19)

Average fuel price (incl. taxes) ($/gal)	~ $1.84 to $1.89
Fuel gallons consumed (mil)	~ 873

Other nonoperating expense ($ mil)	~ 385

Capital Expenditures ($ mil)	FY 2021
Aircraft, net	($1,000)
Non-aircraft	900
Total inflow	($100)

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation
April 22, 2021
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure). Management uses total operating costs excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation[1] ($ mil except ASM and CASM data)
	2Q21 Range
	Low	High

Total operating expenses	$8,731	$9,027
Less fuel expense	1,606	1,650
Less operating net special items	—	—
Total operating expense excluding fuel and net special items (Non-GAAP)	7,125	7,377

Total CASM (cts)	15.70	16.24

Total CASM excluding fuel and net special items (Non-GAAP) (cts)	12.81	13.27
YOY (%)	13.0%	17.0%

Total ASMs (bil)	55.6	55.6

Note: Amounts may not recalculate due to rounding.
1.	Certain of the guidance provided excludes net special items. The Company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of net special items cannot be determined at this time. Net special items for this period may include, among others, special credits related to the Payroll Support Program Financial Assistance grant proceeds.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
April 22, 2021
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward looking statements page of this document for additional information